Exhibit 99.1

Marrone Bio Innovations to Report Second Quarter 2020 Results on Monday, August 10th at 4:30 p.m. Eastern Time

Company Concurrently Confirms August 3rd Start Date for Incoming Chief Executive Officer and Director Kevin Helash

DAVIS, Calif., July 24, 2020 — Marrone Bio Innovations Inc. (NASDAQ: MBII), an international leader in providing growers with sustainable bioprotection and plant health solutions to support global agricultural needs, will release financial results for the second quarter ended June 30, 2020, after market close on Monday, August 10th at 4:30 pm Eastern time.

The company also announced that incoming Chief Executive Officer Kevin Helash, a Canadian citizen, has received his visa, and his employment with Marrone Bio and service as a member of its board of directors will commence on August 3, 2020, as anticipated.

“I am excited to join the team at Marrone Bio, and look forward to discussing the second quarter financial results with our shareholders on the August 10th conference call,” said Helash.

Management will host an investor conference call at 1:30 p.m. PT (4:30 p.m. ET) on August 10, 2020 to discuss Marrone Bio Innovations’ second quarter 2020 financial results, provide a corporate update, and conclude with a Q&A from participants. To participate, please use the following information:

Q2 2020 Conference Call and Webcast

Date: Monday, August 10th, 2020

Time: 1:30 p.m. Pacific time (4:30 p.m. Eastern time)

U.S. Dial-in: 1-866-248-8441

International Dial-in: 1-323-289-6576

Conference ID: 7510516

Webcast: http://public.viavid.com/index.php?id=140993

Please dial in at least 10 minutes before the start of the call to ensure timely participation.

A playback of the call will be available through September 10, 2020. To listen, call 1-844-512-2921 within the United States or 1-412-317-6671 when calling internationally. Please use the replay pin number 7510516. A webcast will also be available for 30 days on the IR section of the Marrone Bio Innovations website or by clicking here: MBII Q2 2020 Webcast.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven® and Amplitude®, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a breakthrough bioherbicide and biofumigant in the Company’s product pipeline. MBI’s Pro Farm Finland-based subsidiary employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP-110®, LumiBio™, LumiBio Valta™, LumiBio Kelta™, Foramin®.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the timing of Helash’s employment and appointment to the company’s board of directors and the company’s goals for future performance. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including the recent uncertainty in the global economy and industry-specific economy caused by the COVID-19 pandemic, consumer, regulatory and other factors affecting demand for the Company’s products, weather, regulatory and other factors affecting demand for the MBI’s products, any difficulty in marketing MBI’s products in its target markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the SEC. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of current information, future events or otherwise.

Investor Relations Contact:
Greg Falesnik or Luke Zimmerman
MZ Group – MZ North America
Phone: 949-385-6449
MBII@mzgroup.us